Fourth Quarter Earnings Call Supplemental Information Initially published - February 14, 2023 / revised - April 14, 2023

Enhabit Home Health & Hospice 2 Disclaimers Forward looking statements Statements contained in this presentation which are not historical facts, such as those relating to future events, projections, financial guidance, legislative or regulatory developments, strategy or growth opportunities, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All such estimates, projections, and forward-looking information speak only as of the date hereof, and Enhabit undertakes no duty to publicly update or revise such forward-looking information, whether as a result of new information, future events, or otherwise. Such forward-looking statements are necessarily estimates based upon current information and involve a number of risks and uncertainties. Actual events or results may differ materially from those anticipated in these forward-looking statements as a result of a variety of factors. While it is impossible to identify all such factors, factors which could cause actual events or results to differ materially from those estimated by Enhabit include, but are not limited to, our ability to execute on our strategic plans, regulatory and other developments impacting the markets for our services, changes in reimbursement rates, general economic conditions, our ability to attract and retain key management personnel and healthcare professionals, potential disruptions or breaches of our or our vendors’ information systems, the outcome of litigation, our ability to successfully complete and integrate de novo developments, acquisitions, investments, and joint ventures, and our ability to control costs, particularly labor and employee benefit costs. Our annual report on Form 10-K and subsequent quarterly reports on Form 10-Q, which will be filed with the SEC, discuss other risks and factors that could cause actual results to differ materially from those expressed or implied by any forward-looking statement in this presentation. We urge you to consider all of the risks, uncertainties and factors identified above or discussed in such reports carefully in evaluating the forward-looking statements in this presentation. Note regarding presentation of non-GAAP financial measures This presentation includes certain “non-GAAP financial measures” as defined in Regulation G under the Securities Exchange Act of 1934, including adjusted EBITDA, leverage ratios, adjusted earnings per share, and adjusted free cash flow. Reconciliations of these non-GAAP financial measures to the most directly comparable financial measures calculated in accordance with GAAP are presented at the end of this presentation. Our Form 8-K, furnished as of the date of this presentation with the SEC, provides further explanation and disclosure regarding Enhabit’s use of non- GAAP financial measures and should be read in conjunction with this supplemental information. Note regarding presentation of same-store comparisons The Company uses “same-store” comparisons to explain the changes in certain performance metrics and line items within its financial statements. Same-store comparisons are calculated based on home health and hospice locations open throughout both the full current period and the immediately prior period presented. These comparisons include the financial results of market consolidation transactions in existing markets, as it is difficult to determine, with precision, the incremental impact of these transactions on the Company’s results of operations. Correction This presentation corrects a prior version published on February 14, 2023 and is updated to revise the Company’s previously disclosed financial results for the period ended December 31, 2022. The corrected presentation follows.

Contents Overview of Quarterly Results 4-10 Detailed Financial and Operational Results 11-15 Debt, Liquidity and Cash Flow 16-17 Guidance 18-21 Appendix, Including Company Overview & Reconciliations to GAAP 22-38

Enhabit Home Health & Hospice 4 2022 in Review Strategic Initiatives Driving Positive Change

Enhabit Home Health & Hospice 5 Home health continued strong growth in Medicare Advantage admissions; new contracts added Non-episodic admissions grew 19.9% year over year Nine new agreements negotiated during Q4 $263.2M Revenue $30.3M Adjusted EBITDA 50,048 Home Health Total Admissions 2,915 Hospice Admissions 60,250 Home Health Completed Episodes 3,588 Hospice Average Daily Census Continued growth in average daily census; staffing improving 2.9% sequential increase in average daily census Shift to case management model is benefiting staff recruitment $2,958 Home Health Revenue per Completed Episode $144 Hospice Revenue per Day $92 Home Health Cost per Visit $74 Hospice Cost per Day Reconciliations to GAAP provided on pages 32 to 38 Quarterly Results at a Glance The resumption of sequestration, continued home health payor mix shift, and inflation all impacted the quarter. Adjustments to accounts receivable reserves, home health payor mix shift and the resumption of sequestration reduced consolidated net service revenue and Adjusted EBITDA Cost of services increased primarily due to higher costs of labor, increased employee group medical claims, and costs associated with fleet and mileage reimbursement

Enhabit Home Health & Hospice 6 Q4’22 Strategic Commentary • Total admissions decreased primarily due to a reduction in episodic admissions partially offset by continued growth in non-episodic admissions • Revenue per episode decreased 1.7% year over year – The resumption of sequestration, the timing of completed episodes, and adjustments to accounts receivable reserves negatively impacted revenue per episode – These decreases were offset by the year-over-year increase in Medicare reimbursement rates and an approximate $5 million audit recovery related to a prior year medical claims review • Cost per visit increased 7.0% year over year primarily due to increased labor costs and costs associated with fleet and mileage reimbursement – Increased labor cost primarily resulted from a $2.8 million increase in employee group medical claims Home health total admissions decreased 1.5% year over year Hospice average daily census decreased 1.2% year over year; grew 2.9% sequentially from Q3 • Admissions decreased 9.6% year over year • Revenue per day decreased 7.7% year over year primarily due adjustments to accounts receivable reserves and the resumption of sequestration partially offset by an increase in Medicare reimbursement rates • Cost per day increased 12.1% year over year primarily due to increased labor costs and costs associated with fleet and mileage reimbursement – Increased labor cost primarily resulted from; * Lower clinical productivity associated with nurses in orientation * Increased use of contract labor * A $0.5 million increase in employee group medical claims

Enhabit Home Health & Hospice 7 Q4’22 Strategic Commentary • Adjustments to accounts receivable reserves, the continued shift to more non-episodic patients in home health, and resumption of sequestration impacted consolidated revenue – The full resumption of sequestration decreased revenue approximately $5 million in Q4 2022 ($4 million home health and $1 million hospice) – Approximately 26% of total home health visits were non-episodic visits in Q4 2022, up from approximately 20% in Q4 2021, impacting revenue by approximately $6 million – These items were offset by an approximate $5 million audit recovery related to a prior year home health medical claims review and an increase in hospice Medicare reimbursement rates effective October 1, 2022 • Adjusted EBITDA decreased primarily due to adjustments to accounts receivable reserves, the continued shift to more non-episodic patients in home health, the resumption of sequestration, higher costs of services, and incremental costs associated with being a stand-alone company • Costs of services were higher due to increased labor costs and costs associated with fleet and mileage reimbursement – Increased labor cost primarily resulted from a $4.3 million increase in employee group medical claims • Incremental stand-alone company costs impacted Adjusted EBITDA approximately $1 million year over year Consolidated Adjusted EBITDA decreased $18.7 million, or 38.2%, year over year Consolidated revenue decreased $12.9 million, or 4.7%, year over year Reconciliations to GAAP provided on pages 32 to 38

Enhabit Home Health & Hospice 8 Q4’22 Strategic Commentary Continued Growth in Medicare Advantage Nursing labor showing signs of improvement • Full-time nursing applicant pool increased 19% year over year • Net new full-time nursing hires – Home health - 60 – Hospice - 41 • Hospice case management staffing model benefiting staff recruitment • Deploying a disciplined approach to manage growth in Medicare Advantage and close the rate differential – Payor innovation team actively engaged in discussions with payors around our value proposition • Focused on a regional contracting strategy • Experiencing success negotiating episodic rate agreements with local and regional payors – Nine new agreements negotiated in Q4 – 18 new agreements in total during second half of 2022 * 9 of 18 are fully executed * 7 of the 9 executed are at episodic rates

Enhabit Home Health & Hospice 9 Q4’22 Strategic Commentary Strategically reinvesting for growth • Completed three acquisitions in Q4 2022 – Acquired Caring Hearts Hospice in October (four Texas locations) and Unity Hospice in November (one Arizona location) – Acquired Southwest Florida Home Care's Fort Myers home health location in December providing a strategic entry point in key market • Continued progress in our de novo strategy with additional locations awaiting regulatory approval – Opened one de novo home health location in Daytona, Florida during Q4 2022 Home Health Hospice Total December 31, 2020 241 82 323 De Novo Locations Opened 0 3 3 Acquired Locations 11 11 22 Merged/Closed Locations (1) 0 (1) December 31, 2021 251 96 347 De Novo Locations Opened 1 3 4 Acquired Locations 2 6 8 Merged/Closed Locations (2) 0 (2) December 31, 2022 252 105 357

Enhabit Home Health & Hospice 10 Home Health & Hospice Highlights Home Health Q4 Overview 4th Largest Provider of Medicare-Certified Skilled Home Health Services 34Home Health Locations States Hospice Q4 Overview 12th Largest Provider of Medicare-Certified Hospice Services 22Hospice Locations States 82,431 Total Starts of Care 50,048 Total Admissions $2,958 Revenue per Episode $92 Total Cost per Visit 1,159,420 Total Visits 2,915 Total Admissions 3,588 Average Daily Census $144 Revenue per Day $74 Cost per Day 110 Average Length of Stay Note: Market share is based on 2020 Medicare expenditures. Location count is as of December 31, 2022. 252 105

Consolidated Results

($ in millions, except per share data)	Q4 2022		2021		'22 vs. '21
Home health net service revenue		$215.8		$224.0	(3.7)%
Hospice net service revenue		$47.4		$52.1	(9.0)%
Total net service revenue		**$263.2**		**$276.1**	**(4.7)%**
	% of Revenue		*% of Revenue*		
Cost of services	*50.6 %*	$(133.3)	*46.5 %*	$(128.5)	3.7%
Gross margin	*49.4 %*	*$129.9*	*53.5 %*	*$147.6*	*(12.0)%*
Impairment of goodwill	*(41.4)%*	$(109.0)	*— %*	$0.0	—
Administrative & general expenses	*38.0 %*	$(100.0)	*35.6 %*	$(98.2)	1.8%
Operating expenses	*130.1%*	$(342.3)	*82.1%*	$(226.7)	**51.0%**
Other income		$(0.9)		$0.0	
Equity in net income of nonconsolidated affiliates		—		$(0.1)	
Noncontrolling interests		$0.5		$0.5	
Adjusted EBITDA		**$30.3**		**$49.0**	**(38.2)%**
Adjusted EBITDA margin		***11.5 %***		***17.7 %***	
Adjusted EPS **(see calculations on slides 32 and 33)**		**$0.17**		**$0.59**	**(71.2)%**
In arriving at Adjusted EBITDA, the following were excluded:					
Impairment of goodwill		$109.0		$—	
Loss (gain) on disposal of assets		$—		$(0.4)	
Gain on consolidation of joint venture		$—		$(3.2)	
Stock compensation expense		$2.1		$1.5	
Transaction costs and stock compensation expense allocation		$2.5		$3.8	

Revenue

- Adjustments to accounts receivable reserves, the continued shift to non-episodic patients in home health and resumption of sequestration reduced revenue
- Approximate $5 million audit recovery and an increase in hospice Medicare reimbursement rates offset the declines

Adjusted EBITDA

- Adjustments to accounts receivable reserves, continued shift to more non-episodic patients in home health, resumption of sequestration, higher labor costs and costs associated with fleet and mileage reimbursement
- Labor costs increased primarily due to a $4.3 million increase in employee group medical claims
- $1 million in incremental stand-alone company costs

Reconciliations to GAAP provided on pages 32 to 38

Enhabit Home Health & Hospice

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Home Health Segment

($ in millions)	Q4 2022	Q4 2021	'22 vs. '21
Net service revenue	**$215.8**	**$224.0**	**(3.7)%**
Cost of services	$109.0	$106.4	2.4 %
Gross margin	*49.5 %*	*52.5 %*	
Adjusted EBITDA	**$47.2**	**$59.6**	**(20.8)%**
% Adj. EBITDA margin	*21.9 %*	*26.6 %*	
Operational metrics (Actual Amounts)			
Starts of care			
Episodic admissions	34,572	37,908	(8.8)%
Non-episodic admissions	15,476	12,909	19.9 %
Total admissions	**50,048**	**50,817**	**(1.5)%**
Same-store total admissions growth			*(3.1)%*
Episodic recertifications	25,279	27,273	(7.3)%
Non-episodic recertifications	7,104	5,348	32.8 %
Total recertifications	**32,383**	**32,621**	**(0.7)%**
Same-store total recertifications growth			*(1.3)%*
Total starts of care	**82,431**	**83,438**	**(1.2)%**
Completed episodes	**60,250**	**64,242**	**(6.2)%**
Revenue per episode	**$2,958**	**$3,010**	**(1.7)%**
Visits per episode	**14.3**	**15.1**	**(5.3)%**
Total visits	**1,159,420**	**1,219,906**	**(5.0)%**
Non-episodic visits	297,350	246,777	20.5 %
Cost per visit	**$92**	**$86**	**7.0 %**

Revenue

- Strong growth in non-episodic admissions
- Shift to more non-episodic patients in home health reduced revenue approximately $6 million
- Resumption of sequestration reduced revenue approximately $4 million
- Impact from adjustments to accounts receivable reserves
- Medical claims audit recovery of approximately $5 million in Q4 2022

Adjusted EBITDA

- Lower revenue
- Higher cost of services related to labor, fleet and mileage reimbursement
- Labor costs increased primarily due to a $2.8 million increase in employee group medical claims

Enhabit Home Health & Hospice

12

Enhabit Home Health & Hospice 13 Hospice Segment Q4 '22 vs. '21($ in millions) 2022 2021 Net service revenue $47.4 $52.1 (9.0) % Cost of services $24.3 $22.1 10.0 % Gross margin 48.7% 57.6 % Adjusted EBITDA $5.6 $15.2 (63.2) % % Adj. EBITDA margin 11.8% 29.2 % Operational metrics (Actual Amounts) Total admissions 2,915 3,223 (9.6) % Same-store total admissions growth (13.5) % Patient days 330,102 334,011 (1.2) % Discharged average length of stay 110 106 3.8 % Average daily census (ADC) 3,588 3,631 (1.2) % Revenue per day $144 $156 (7.7) % Cost per day $74 $66 12.1 % Revenue • Sequential ADC increase of 2.9% from Q3 2022 • Revenue per day decreased primarily due to adjustments to accounts receivable reserves and the resumption of sequestration partially offset by an increase in Medicare reimbursement rates Adjusted EBITDA • Increased cost of services primarily due to increased labor costs (including lower clinical productivity, use of contract labor, and increased employee group medical claims) and increased costs associated with fleet and mileage reimbursement

Enhabit Home Health & Hospice 14 Consolidated Adjusted EBITDA (1) Home office administrative and general expenses in the above table exclude stock compensation of $2.1 million and $1.5 million for Q4 2022 and 2021, $2.5 million and $3.0 million in costs associated with the strategic alternatives review for Q4 2022 and 2021, $0.0 million and $0.8 million of stock compensation included in overhead for Q4 2022 and 2021, as well as a $0.0 million and a $3.6 million gain on other items for Q4 2022 and 2021, respectively. ($ in millions) Q4 2022 % of Consolidated Revenue Q4 2021 % of Consolidated Revenue Home health segment Adjusted EBITDA $47.2 $59.6 Hospice segment Adjusted EBITDA $5.6 $15.2 Home office administrative and general expenses(1) $(22.5) 8.5% $(25.8) 9.3 % Consolidated Adjusted EBITDA $30.3 $49.0 • Home office administrative and general expenses decreased as a percentage of revenue primarily due to a year-over-year decrease in cash incentive compensation • Q4 2022 stand-alone costs were approximately $5 million, or an approximate $1 million increase compared to the overhead allocation from Encompass Health in Q4 2021 Reconciliations to GAAP provided on pages 32 to 38

Enhabit Home Health & Hospice 15 Clinical Expertise and High-Quality Outcomes National Average Enhabit % Above National Average QoPC Star Rating(1) 3.2 3.7 16% HHCAHPS Star Rating(2) 3.5 3.7 6% 30-Day Hospital Readmission Rate(3) 18.2 14.2 400 bps better Standardized Protocols Motivated Clinicians Disciplined Use of Technology Superior Performance 98% of our home health agencies are 3 Stars or higher; 47% are 4 Stars or higher(1) 96% of our home health agencies are 3 Stars or higher; 63% are 4 Stars or higher(2) Percent of patients readmitted to an acute care hospital (1) Quality of Patient Care (QoPC) Star Ratings as of January 2023 for dates of service (July 01, 2020-June 30, 2021; April 01, 2021-March 31, 2022) (2) Home Health Care Consumer Assessment of Healthcare Providers (HHCAHPS) Patient Survey Star Ratings as of January 2023 for dates of service (July 1, 2021 - June 30, 2022) (3) Research Institute for Home Care 2022 Chartbook (data from Medicare Standard Analytics Files for CY 2021) EHAB Data is CY 2022 (All payors)

Enhabit Home Health & Hospice 16 Debt & Liquidity Metrics ($ in millions) December 31, 2022 Advances under $350 million revolving credit facility, due 2027 $190.0 $400 million term loan facility, due 2027 $387.9 Finance lease obligations $5.2 Total debt $583.1 Less: Cash and cash equivalents $22.9 Net debt $560.2 Net debt to Adjusted EBITDA 3.8 x Trailing twelve-month EBITDA $149.3 Available liquidity $179.5 Notes: • In mid-October 2022, we entered into a $200 million notional value interest rate swap to hedge the variable portion of the rate on our term loan. The swap fixes the SOFR component of our interest rate at 4.3%. • The Q4 2022 weighted average interest rate for our debt outstanding was 5.75% (SOFR + credit spread adjustment + 175 bps) Reconciliations to GAAP provided on pages 32 to 38

Enhabit Home Health & Hospice 17 Adjusted Free Cash Flow The year-over-year decrease in adjusted free cash flow primarily resulted from lower Adjusted EBITDA and cash interest payments associated with the credit agreement we entered into as part of the separation from Encompass Health. ($ in millions) $118.0 $(35.0) $16.1$(12.9) $(2.4) $0.5 $84.3 Pro Forma Adj. Free Cash Flow 2021 Adjusted EBITDA Cash Interest Cash Taxes (net of refunds) Change in Working Capital Maintenance Capital Expenditures Adj. Free Cash Flow 2022 $0 $25 $50 $75 $100 Reconciliations to GAAP provided on pages 32 to 38

Enhabit Home Health & Hospice 18 2023 Guidance reaffirmed as of April 4, 2023 ($ in millions, except per share data) 2022 Actuals 2023 Guidance Net service revenue $1,071.1 $1,110 to $1,140 Adjusted EBITDA $149.3 $125 to $140 Adjusted EPS $1.36 $0.50 to $0.89 Reconciliations to GAAP provided on pages 32 to 38

Enhabit Home Health & Hospice 19 Guidance Considerations • An increase of 0.7% in Medicare pricing prior to the resumption of sequestration in Q1 and Q2 • Continued shift to more non-episodic patients • Cost per visit increase of 4% to 5% Home Health • An increase of 3.8% in Medicare pricing prior to the resumption of sequestration in Q1 and Q2 • Cost per patient day increase of 4% to 5% Hospice • Year-over-year increase in costs associated with being a stand-alone company = $9 to $10 million • Incremental expense of approximately $1 to $3 million for de novo locations • Incremental interest expense of $24 million to $31 million • Tax rate of approximately 26% • Diluted share count of approximately 50.1 million shares Consolidated

Enhabit Home Health & Hospice 20 Adjusted Free Cash Flow Assumptions Certain cash flow items (in millions) 2022 Full Year 2023 Assumptions Cash interest payments $12.9 $39 to $45 Cash income tax payments, net of refunds 11.9 $3 to $6 Working capital 35.7 $5 to $15 Maintenance capital expenditures 4.5 $5 to $10 Adjusted free cash flow $84.3 $49 to $88 Reconciliations to GAAP provided on pages 32 to 38 • Cash interest payments in 2022 include two quarters of impact from debt incurred as part of the separation from Encompass Health. Cash interest payments in 2023 reflect 12 months, increased interest rates, and larger SOFR spread due to increased leverage. • Cash tax payments in 2022 resulted in a prepayment of approximately $9 million as of December 31, 2022.

Enhabit Home Health & Hospice 21 Uses of Free Cash Flow (in millions) 2022 Full Year 2023 Assumptions Growth in Core Business De novos $1.2 $2 to $4 Acquisitions(1) $36.3 TBD Debt redemptions (borrowings), net(2) $(10.0) TBD (1) On January 1, 2022, we acquired a 50% equity interest from Frontier Home Health and Hospice, LLC in a joint venture with Saint Alphonsus system which operates home health and hospice locations in Boise, Idaho. The total purchase price was $15.9 million and was funded on December 31, 2021. (2) Amounts in this row do not include debt incurred as part of the separation transaction from Encompass Health.

Enhabit Home Health & Hospice 22 Appendix

Enhabit Home Health & Hospice 23 Overview 95 hospice locations co-located with home health locations(1) 11 states where we are #1 or #2 in home health(2) ~69% of total Medicare home health spend occurs in states in which we operate(2) Home Health Locations Hospice Locations Home Health & Hospice State Home Health Only State (1) As of December 31, 2022 - due to scale, not all locations can be represented by locational markers (2) Based on 2020 Home Health Medicare revenues 105 Hospice Locations(1) 252 Home Health Locations(1) We are a leading provider of home health and hospice services that strives to provide superior, cost-effective care where patients prefer it: in their homes For over 20 years, we've provided care with high-quality outcomes becoming a trusted partner of health systems, payors and other risk-bearing entities We operate nationally across 34 states with 10,000+ employees We foster an award-winning culture that is a strategic advantage in attracting and retaining talent and a main contributor to our continued success

Enhabit Home Health & Hospice 24 Growth Strategy Multi-faceted growth avenues with clearly defined areas of opportunity Drive organic growth at existing operations Execute on de novo strategy Pursue strategic acquisitions Leverage care transitions expertise Expand Medicare Advantage focus Explore adjacent service offerings Currently located in states that represent ~69% of 2020 total Medicare home health spend Open 10 de novo locations per year Identify and evaluate opportunities Attractive partner due to quality of outcomes, data management capabilities, scale and market density Total Medicare beneficiaries choosing Medicare Advantage expected to continue to grow Explore adjacent verticals to further bolster our footprint in home health services

Home Health Operational Metrics

(In Millions)	Q4 2022	Q3 2022	Q2 2022	Q1 2022	Q4 2021	Q3 2021	Q2 2021	Q1 2021	FY 2022	FY 2021
Home health net service revenue	$215.8	$216.3	$220.2	$224.9	$224.0	$221.1	$232.3	$219.9	$877.1	$897.3
(Actual Amounts)										
Total admissions	50,048	49,739	49,399	53,309	50,817	48,412	50,598	50,799	202,495	200,626
Episodic admissions	34,572	35,487	36,106	38,971	37,908	37,577	39,657	40,215	145,136	155,357
Non-episodic admissions	15,476	14,252	13,293	14,338	12,909	10,835	10,941	10,584	57,359	45,269
Total recertifications	32,383	32,362	32,440	31,787	32,621	32,942	33,794	31,902	128,972	131,259
Episodic recertifications	25,279	25,821	25,993	25,808	27,273	27,742	28,296	28,083	102,901	111,394
Non-episodic recertifications	7,104	6,541	6,447	5,979	5,348	5,200	5,498	3,819	26,071	19,865
Total starts of care	82,431	82,101	81,839	85,096	83,438	81,354	84,392	82,701	331,467	331,885
Completed episodes	60,250	60,396	62,691	63,111	64,242	66,065	67,839	66,435	246,448	264,581
Avg. revenue per episode	$2,958	$3,009	$2,972	$3,038	$3,010	$2,916	$2,967	$2,923	$2,995	$2,954
Visits per episode	14.3	14.9	15.0	15.2	15.1	15.0	15.6	15.8	14.9	15.4
Total visits	1,159,420	1,175,002	1,217,447	1,228,084	1,219,906	1,213,370	1,297,350	1,239,073	4,779,953	4,969,699
Non-episodic visits	297,350	272,282	275,679	270,253	246,777	220,260	240,006	191,056	1,115,564	898,099
Cost per visit	$92	$92	$88	$86	$86	$87	$80	$81	$89	$83

Enhabit Home Health & Hospice

25

Enhabit Home Health & Hospice 26 Hospice Operational Metrics (In Millions) Q4 2022 Q3 2022 Q2 2022 Q1 2022 Q4 2021 Q3 2021 Q2 2021 Q1 2021 FY 2022 FY 2021 Hospice net service revenue $47.4 $49.4 $47.8 $49.4 $52.1 $52.8 $53.8 $50.6 $194.0 $209.3 (Actual Amounts) Total admissions 2,915 2,982 2,835 3,246 3,223 3,262 3,298 3,330 11,978 13,113 Patient days 330,102 320,732 313,718 319,834 334,011 352,691 351,878 334,400 1,284,386 1,372,980 Discharged average length of stay 110 103 109 108 106 106 115 100 108 107 Average daily census 3,588 3,486 3,447 3,554 3,631 3,834 3,867 3,716 3,519 3,762 Revenue per day $144 $154 $152 $154 $156 $150 $153 $151 $151 $152 Cost per day $74 $71 $69 $68 $66 $67 $65 $65 $70 $66

Enhabit Home Health & Hospice 27 Reconciliation of Historic Segment Adjusted EBITDA of Encompass Health to Enhabit Adjusted EBITDA ($ in millions) Q1 2021 Q2 2021 Q3 2021 Q4 2021 FY 2021 Q1 2022 Q2 2022 YTD 2022 Encompass Health Segment Adjusted EBITDA $50.8 $61.7 $46.4 $52.6 $211.5 $50.1 $43.8 $93.9 Less: Overhead allocation from Encompass Health (3.8) (4.6) (3.9) (4.4) (16.7) (3.6) (4.1) (7.7) Add: stock compensation included in overhead allocation 0.2 0.9 0.5 0.8 2.4 0.5 0.6 1.1 Enhabit Adjusted EBITDA $47.2 $58.0 $43.0 $49.0 $197.2 $47.0 $40.3 $87.3 Reconciliations to GAAP provided on pages 32 to 38

Enhabit Home Health & Hospice 28 Consolidated Results – YTD 2022 Year-To-Date '22 vs. '21($ in millions, except per share data) 2022 2021 Home health net service revenue $877.1 $897.3 (2.3) % Hospice net service revenue $194.0 $209.3 (7.3) % Total net service revenue $1,071.1 $1,106.6 (3.2) % % of Revenue % of Revenue Cost of services 49.1% $(525.6) 46.4% $(513.9) 2.3 % Gross margin 50.9% $545.5 53.6% $592.7 (8.0) % Impairment of goodwill (10.2) % $(109.0) — % $— — Administrative & general expenses 36.9% $(395.1) 35.8% $(395.9) (0.2) % Operating expenses 96.1% $(1,029.6) 82.2% $(909.8) 13.2 % Other income $(0.9) $(1.6) Equity in net income of nonconsolidated affiliates $— $(0.6) Noncontrolling interests $2.1 $1.8 Adjusted EBITDA $149.3 $197.2 (24.3) % Adjusted EBITDA margin 13.9% 17.8 % Adjusted EPS (see calculations on slides 34 and 35) $1.36 $2.36 (42.4) % In arriving at Adjusted EBITDA, the following were excluded: Impairment of goodwill $109.0 $— Loss (gain) on disposal of assets $0.1 $(0.8) Gain on consolidation of joint venture $— $(3.2) Stock compensation expense $9.2 $3.6 Transaction costs and stock compensation expense allocation $10.6 $14.2 Reconciliations to GAAP provided on pages 32 to 38

Enhabit Home Health & Hospice 29 Home Health Segment Results – YTD 2022 Year-To-Date '22 vs. '21($ in millions) 2022 2021 Net service revenue $877.1 $897.3 (2.3) % Cost of services 435.5 $423.5 2.8 % Gross margin 50.3% 52.8 % Adjusted EBITDA $202.2 $230.1 (12.1) % % Adj. EBITDA margin 23.1% 25.6 % Operational metrics (Actual Amounts) Starts of care Episodic admissions 145,136 155,357 (6.6) % Non-episodic admissions 57,359 45,269 26.7 % Total admissions 202,495 200,626 0.9 % Same-store total admissions growth (1.5) % Episodic recertifications 102,901 111,394 (7.6) % Non-episodic recertifications 26,071 19,865 31.2 % Total recertifications 128,972 131,259 (1.7) % Same-store total recertifications growth (2.9) % Total starts of care 331,467 331,885 (0.1) % Completed episodes 246,448 264,581 (6.9) % Revenue per episode $2,995 $2,954 1.4 % Visits per episode 14.9 15.4 (3.2) % Total visits 4,779,953 4,969,699 (3.8) % Non-episodic visits 1,115,564 898,099 24.2 % Cost per visit $89 $83 7.2 % Reconciliations to GAAP provided on pages 32 to 38

Enhabit Home Health & Hospice 30 Hospice Segment Results – YTD 2022 Year-To-Date '22 vs. '21($ in millions) 2022 2021 Net service revenue $194.0 $209.3 (7.3) % Cost of services $90.1 $90.4 (0.3) % Gross margin 53.6% 56.8 % Adjusted EBITDA $38.4 $56.2 (31.7) % % Adj. EBITDA margin 19.8% 26.9 % Operational metrics (Actual Amounts) Total admissions 11,978 13,113 (8.7) % Same-store total admissions growth (15.9) % Patient days 1,284,386 1,372,980 (6.5) % Discharged average length of stay 108 107 0.9 % Average daily census 3,519 3,762 (6.5) % Revenue per day $151 $152 (0.7) % Cost per day $70 $66 6.1 % Reconciliations to GAAP provided on pages 32 to 38

Enhabit Home Health & Hospice 31 Payor Sources As a % of Revenue Q4 2022 Q4 2021 FY 2022 FY 2021 Consolidated Medicare 78.1% 81.0% 78.4% 81.9 % Medicare Advantage 15.5% 11.2% 14.2% 10.6 % Managed Care 5.0% 6.3% 6.1% 5.9 % Medicaid 1.3% 1.4% 1.2% 1.4 % Other 0.1% 0.1% 0.1% 0.2 % Total 100.0% 100.0% 100.0% 100.0 % Home Health Medicare 72.0% 77.1% 73.8% 78.2 % Medicare Advantage 18.9% 13.8% 17.3% 13.1 % Managed Care 7.6% 7.4% 7.3% 6.9 % Medicaid 1.4% 1.6% 1.4% 1.6 % Other 0.1% 0.1% 0.2% 0.2 % Total 100.0% 100.0% 100.0% 100.0 % Hospice Medicare 99.2% 97.5% 98.8% 97.9 % Managed Care — % 1.9% 0.7% 1.5 % Medicaid 0.8% 0.6% 0.5% 0.6 % Total 100.0% 100.0% 100.0% 100.0 % Note: For hospice payor source data, Medicare and Managed Care do not reflect the impact of adjustments to revenue reserves in Q4 2022. The impact of adjustments to revenue reserves in Q4 2022 cause Medicare to increase to 106.4% and Managed Care to decrease to (7.2%).

Enhabit Home Health & Hospice 32 EPS Calculation: Q4 2022 Adjusted EPS – Q4 2022 ($ in millions, except per share amounts) As Reported Impairment of Goodwill Transaction Costs Income Tax Adjustments As Adjusted Adjusted EBITDA $30.3 $— $— $— $30.3 Depreciation and amortization (8.3) — — — (8.3) Interest exp. and amortization of debt discounts & fees (8.7) — — — (8.7) Impairment of goodwill (109.0) 109.0 — — — Stock compensation expense (2.1) — — — (2.1) Transaction costs (2.5) — 2.5 — — Net (loss) income before income taxes (100.3) 109.0 2.5 — 11.2 Income tax benefit (expense) 5.1 (13.7) (0.6) 6.2 (3.0) Net (loss) income attributable to Enhabit $(95.2) $95.3 $1.9 $6.2 $8.2 Diluted earnings per share $(1.91) $1.91 $0.05 $0.12 $0.17 Diluted shares 49.8 49.8

Enhabit Home Health & Hospice 33 EPS Calculation: Q4 2021 Adjusted EPS – Q4 2021 ($ in millions, except per share amounts) As Reported Transaction Costs and Gain on Consolidation As Adjusted Adjusted EBITDA $49.0 $— $49.0 Depreciation and amortization (9.0) — (9.0) Interest exp. and amortization of debt discounts & fees (0.1) — (0.1) Gain on disposal of assets 0.4 — 0.4 Stock compensation expense (1.5) — (1.5) Stock compensation included in overhead allocation (0.8) — (0.8) Transaction costs (3.0) 3.0 — Gain on consolidation of joint venture formerly accounted for under the equity method of accounting 3.2 (3.2) — Net income before income taxes 38.2 (0.2) 38.0 Income tax expense (8.9) — (8.9) Net income attributable to Enhabit $29.3 $(0.2) $29.1 Diluted earnings per share $0.59 $— $0.59 Diluted shares 49.6 49.6

Enhabit Home Health & Hospice 34 EPS Calculation: YTD 2022 Adjusted EPS – YTD 2022 ($ in millions, except per share amounts) As Reported Impairment of Goodwill Transaction Costs Income Tax Adjustments As Adjusted Adjusted EBITDA $149.3 $— $— $— $149.3 Depreciation and amortization (33.0) — — — (33.0) Interest exp. and amortization of debt discounts & fees (15.0) — — — (15.0) Impairment of goodwill (109.0) 109.0 — — — Loss on disposal of assets (0.1) — — — (0.1) Stock compensation expense (9.2) — — — (9.2) Stock compensation included in overhead allocation (1.1) — — — (1.1) Transaction costs (9.5) — 9.5 — — Net (loss) income before income taxes (27.6) 109.0 9.5 — 90.9 Income tax expense (12.8) (13.7) (2.4) 6.2 (22.7) Net (loss) income attributable to Enhabit $ (40.4) $95.3 $7.1 $6.2 $68.2 Diluted earnings per share $(0.81) $1.91 $0.14 $0.12 $1.36 Diluted shares 49.7 49.7

Enhabit Home Health & Hospice 35 EPS Calculation: YTD 2021 Adjusted EPS – YTD 2021 ($ in millions, except per share amounts) As Reported Transaction Costs and Gain on Consolidation Income Tax Adjustments As Adjusted Adjusted EBITDA $197.2 $— $— $197.2 Depreciation and amortization (36.9) — — (36.9) Interest exp. and amortization of debt discounts & fees (0.3) — — (0.3) Gain on disposal of assets 0.8 — — 0.8 Stock compensation expense (3.6) — — (3.6) Stock compensation included in overhead allocation (2.3) — — (2.3) Transaction costs (11.9) 11.9 — — Gain on consolidation of joint venture formerly accounted for under the equity method of accounting 3.2 (3.2) — — Net income before income taxes 146.2 8.7 — 154.9 Income tax expense (35.1) (2.2) (0.3) (37.6) Net income attributable to Enhabit $111.1 $6.5 $(0.3) $117.3 Diluted earnings per share $2.24 $0.13 $(0.01) $2.36 Diluted shares 49.6 49.6

Enhabit Home Health & Hospice 36 Reconciliation of Net (Loss) Income to Adjusted EBITDA – Consolidated Fourth Quarter YTD ($ in millions) 2022 2021 2022 2021 Net (loss) income $(94.7) $29.8 $(38.3) $112.9 Income tax (benefit) expense (5.1) 8.9 12.8 35.1 Interest expense and amortization of debt discounts and fees 8.7 0.1 15.0 0.3 Depreciation and amortization 8.3 9.0 33.0 36.9 Impairment of goodwill 109.0 — 109.0 — (Gain) loss on disposal of assets — (0.4) 0.1 (0.8) Stock-based compensation 2.1 1.5 9.2 3.6 Stock-based compensation including overhead allocation — 0.8 1.1 2.3 Net income attributable to noncontrolling interests (0.5) (0.5) (2.1) (1.8) Transaction costs 2.5 3.0 9.5 11.9 Gain on consolidation of joint venture formerly accounted for under the equity method of accounting — (3.2) — (3.2) Adjusted EBITDA $30.3 $49.0 $149.3 $197.2

Enhabit Home Health & Hospice 37 Reconciliation of Cash Provided by Operations to Adjusted EBITDA Fourth Quarter YTD ($ in millions) 2022 2021 2022 2021 Net cash provided by operating activities $4.1 $23.1 $80.1 $123.3 Interest expense and amortization of debt discounts and fees 8.7 0.1 15.0 0.3 Equity in net income of nonconsolidated affiliates — 0.1 — 0.6 Net income attributable to noncontrolling interests in continuing operations (0.5) (0.5) (2.1) (1.8) Distributions from nonconsolidated affiliates — (0.1) — (0.3) Current portion of income tax expense (3.3) 1.1 17.1 26.5 Change in assets and liabilities 19.2 21.7 29.2 32.8 Transaction costs 2.5 3.0 9.5 11.9 Stock-based compensation included in overhead allocation — 0.8 1.1 2.3 Other (0.4) (0.3) (0.6) 1.6 Adjusted EBITDA $30.3 $49.0 $149.3 $197.2

Enhabit Home Health & Hospice 38 Reconciliation of Net Cash Provided by Operating Activities to Adjusted Free Cash Flow PLACE HOLDER – WILL NEED: • EBITDA to Net income • Adjusted EPS to reported EPS and Net income Fourth Quarter YTD ($ in millions) 2022 2021 2022 2021 Net cash provided by operating activities $4.1 $23.1 $80.1 $123.3 Cash expenditures for maintenance (1.4) (0.5) (4.5) (5.4) Distributions paid to non controlling interests of consolidated affiliates (0.3) (0.2) (1.2) (1.8) Items non-indicative of ongoing operations performance: Stock-based compensation including overhead allocation — 0.8 1.1 2.3 Transaction costs and related assumed liabilities 1.8 6.4 8.8 11.9 Adjusted free cash flow $4.2 $29.6 $84.3 $130.3